UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 6, 2002

PROXYMED, INC.

(Exact name of registrant as specified in its charter)

Florida	0-22052	65-0202059

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2555 Davie Road, Suite 110 Ft. Lauderdale, Florida		33317-7424

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (954) 473-1001

Item 2. Acquisition or Disposition of Assets.

     On May 6, 2002, ProxyMed, Inc. (the “Company”) acquired all of the capital stock of KenCom Communications & Services, Inc. (“KenCom”), a privately-owned provider of laboratory communication solutions based in Moorestown, New Jersey for $3.275 million in cash and 30,034 shares of unregistered ProxyMed common stock (valued at $600,000). The number of shares of common stock issued was based on the average of the closing prices of the Company’s common stock for the five days immediately preceding the closing. These shares will be registered by the Company no later than one year after the closing. The acquisition will be accounted for as a purchase and is expected to result in goodwill of approximately $3.3 million.

Item 7. Financial Statements and Exhibits.

     (c)  The following exhibits are included herein:

Exhibit 2.1 -	Stock Purchase Agreement dated May 6, 2002 between ProxyMed, Inc. and KenCom Communications & Services, Inc.

Exhibit 10.1 -	Registration Rights Agreement dated May 6, 2002 ProxyMed, Inc. and Deborah M. Kennedy and Colleen Phillips-Norton.

Exhibit 99.1 -	Press release dated May 7, 2002 announcing acquisition of KenCom Communications & Services, Inc. by ProxyMed, Inc.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROXYMED, INC.

Date May 7, 2002	/s/ Judson E. Schmid

Judson E. Schmid, Executive Vice President and Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit Number	Description

2.1	Stock Purchase Agreement dated May 6, 2002 between ProxyMed, Inc. and KenCom Communications & Services, Inc.

10.1	Registration Rights Agreement dated May 6, 2002 ProxyMed, Inc. and Deborah M. Kennedy and Colleen Phillips-Norton.

99.1	Press release dated May 7, 2002 announcing acquisition of KenCom Communications & Services, Inc. by ProxyMed, Inc.